Exhibit 99.1

Xethanol Enters into Consulting Agreement with Former CEO

NEW YORK--Aug. 25, 2006--Xethanol Corporation (AMEX:XNL), a biotechnology-driven ethanol producer, today announced that it has entered into a one year consulting agreement with Christopher d’Arnaud-Taylor, the Company’s former Chairman and CEO. This announcement comes after the recent appointment of Louis B. Bernstein as interim CEO and the retention of Spencer Stuart, a global executive search firm, to conduct a search to fill that position on a permanent basis.

Mr. Bernstein commented: “This agreement is designed to ensure a seamless transition, allowing senior management to draw on Chris’ wealth of knowledge in both the company’s expansion plans and technology commercialization strategy.”

Mr. d’Arnaud-Taylor stated, “I look forward to assisting the CEO and other management to execute on Xethanol’s business model. As a founder and major stockholder, I am keenly interested in the future growth of its business and increased shareholder value.”

About Xethanol Corporation

Xethanol Corporation’s goal is to be the leader in the emerging biomass-to-ethanol industry. Xethanol’s mission is to optimize the use of biomass in the renewable energy field and convert biomass that is currently being abandoned or land filled into ethanol and other valuable co-products, especially xylitol. Xethanol’s strategy is to deploy proprietary biotechnologies that will extract and ferment the sugars trapped in these biomass waste concentrations. Xethanol’s strategic value proposition is to produce ethanol and valuable co-products cost effectively with ethanol plants located closer to biomass sources. For more information about Xethanol, please visit its website at http://www.xethanol.com. To receive information on Xethanol in the future, please click on the following link: http://www.xethanol.com/alerts.htm?b=1387&l=1

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe Xethanol’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of Xethanol, as appropriate, which could cause actual results to differ materially from those currently anticipated. Although Xethanol believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and Xethanol does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances